Exhibit 99.2

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”), dated as of May 16, 2005, is entered into by and among ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership (“St. Cloud”), BEDFORD OAK CAPITAL, L.P., a Delaware limited partnership (“Bedford I”), BEDFORD OAK OFFSHORE, LTD., a Cayman Islands company (“Bedford II”), ASPEN VENTURES LLC, a New York limited liability company (collectively with St. Cloud, Bedford I and Bedford II, the “Original Purchasers”), and each of the new purchasers listed on the signature pages hereto (each a “New Purchaser,” and, collectively, the “New Purchasers”).

RECITALS

A. The Original Purchasers are party to that certain Securities Purchase Agreement, dated as of November 24, 2003, by and among Prolong International Corporation, a Nevada corporation (the “Parent”), Prolong Super Lubricants, Inc., a Nevada corporation (the “Borrower”), Prolong International Holdings Ltd., a Cayman Islands company (“Cayman Sub I”), Prolong International Ltd., a Cayman Islands company (collectively with the Parent, the Borrower and Cayman Sub I, the “Credit Parties”), and the Original Purchasers, as amended by those certain Amendments (the “Amendments”) thereto dated as of February 23, 2004 and August 11, 2004 (collectively, the “Agreement”). Capitalized terms used and not defined herein have the meanings assigned to such terms in the Agreement. As used herein, “Loan Documents” shall have the meaning assigned to such term in the Agreement and shall include the Amendments and the New Notes (as defined in the Amendment dated as of August 11, 2004).

B. Pursuant to the Agreement, the Borrower, among other things, issued secured promissory notes to the Original Purchasers in an aggregate principal amount of $2,750,000 (including Notes issued pursuant to the Amendments) (the “Notes”).

C. Pursuant to the terms of that certain Pledge and Security Agreement dated as of November 24, 2003, by and among the Parent, the Borrower and St. Cloud (the “Pledge and Security Agreement”), as security for the respective obligations of the Parent and the Borrower under the Notes and certain other Loan Documents, the Parent and the Borrower granted to St. Cloud, individually and as agent for the benefit of the Original Purchasers, a security interest in the respective assets of the Parent and the Borrower.

D. The New Purchasers have proposed to purchase from the applicable Credit Parties subordinated secured promissory notes (the “2005 Notes”) in an aggregate amount of up to $400,000 (the “New Financing”) and warrants to purchase shares of the Parent’s common stock.

E. Under the Agreement, there are certain restrictions on the ability of the Credit Parties to obtain additional financing without the prior written consent of a majority in interest of the Original Purchasers, including the New Financing.

F. In order to induce the Original Purchasers to grant their consent to the New Financing, each New Purchaser is willing to subordinate to all of the Original Purchasers’

security interests, liens and encumbrances (whether now existing or hereafter created or incurred) in the Credit Parties’ respective property (i) all of the Credit Parties’ respective indebtedness and obligations to such New Purchasers under the 2005 Purchase Agreement and the 2005 Notes and (ii) all of such New Purchaser’s security interests, liens and encumbrances (whether now existing or hereafter created or incurred), if any, in the Credit Parties’ respective property (collectively, the “Subordinated Debt”).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Each New Purchaser subordinates to the Original Purchasers any security interests, liens and encumbrances (whether now existing or hereafter created or incurred) that such New Purchaser may have in any property of any Credit Party, including any judgment liens resulting from the exercise or enforcement of such New Purchasers’ rights under any agreements entered into in connection with the New Financing. Notwithstanding the respective dates of attachment or perfection of any security interests, liens or encumbrances of a New Purchaser and the security interests, liens or encumbrances of any Original Purchaser, the security interests, liens and encumbrances of the Original Purchasers in the Collateral, as defined in the Pledge and Security Agreement, shall at all times be prior to the security interests, liens and encumbrances of each New Purchaser, and any security interest, lien or encumbrance claimed in the Collateral by a New Purchaser shall be and remain fully subordinate for all purposes to the security interests, liens and encumbrances of the Original Purchasers therein for all purposes whatsoever.

2. All Subordinated Debt is subordinated in right of payment to all indebtedness and obligations of every type and description which any Credit Party may now or at any time hereafter owe to any Original Purchaser, whether such debt, liability or obligation now exists or is hereafter created or incurred, together with all costs of collecting such indebtedness and obligations (including attorneys’ fees), including, without limitation, (i) all interest accruing after the commencement by or against any Credit Party of any bankruptcy or reorganization or similar proceeding or action (whether or not allowed in such proceeding or other action) and (ii) all obligations under any Loan Document (the “Senior Debt”).

3. No New Purchaser (a) will accept or receive from any Credit Party (and no Credit Party will pay to any New Purchaser) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, (b) will exercise any remedy with respect to the Collateral or (c) will commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against any Credit Party with respect to the Subordinated Debt, for so long as (i) any portion of the Senior Debt remains outstanding or (ii) an action is pending which could require the disgorgement of any payments of the Senior Debt. The Subordinated Debt shall continue to be subordinated to the Senior Debt even if the Senior Debt is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

4. Permitted Payments; Payment Blockage.

(a) Notwithstanding anything to the contrary contained in Section 3 above, but subject expressly to Section 4(b) and Section 5, below, Borrower shall be permitted to make, and each New Purchaser shall be permitted to accept or receive the following permitted payments (“Permitted Payments”): (i) scheduled repayments of principal when due under the 2005 Notes or prepayments thereof, in each case with the proceeds of any subordinated debt financing that has been approved by the Original Purchasers or the proceeds of any equity financing and (ii) other payments consented to in writing by each Original Purchaser.

(b) Notwithstanding anything to the contrary contained in this Section 4 or elsewhere in this Agreement, if any Original Purchaser delivers to a New Purchaser written notice (a “Blockage Notice”) which states that either:

(i) a specific default by any Credit Party involving the payment of Senior Debt (a “Payment Default”) has occurred under the documents evidencing the Senior Debt and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, or

(ii) a specific default by any Credit Party not involving the payment of Senior Debt (a “Non-Payment Default”) has occurred under the documents evidencing the Senior Debt and continues to exist after the giving of any required notice and the expiration of any applicable grace or cure period, such notice to include all such defaults in existence at the time and known to any Original Purchaser, then from and after the date of delivery of any such Blockage Notice, no New Purchaser shall accept or receive any payment of any kind of or on account of the Subordinated Debt (including any Permitted Payment), unless and until the earlier of (A) the time such Payment Default or Non-Payment Default shall have been cured by the Credit Parties or waived in writing by the Original Purchasers, or (B) the expiration of the Blockage Period (as defined below) for such Blockage Notice.

As used herein, “Blockage Period” means a period of time beginning on the date a Blockage Notice is delivered to a New Purchaser and terminating on the earlier to occur of:

(1) 180 days following such date; provided that if, prior to the expiration of such 180 day period, (a) any Original Purchaser has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or realize upon or otherwise deal with the Collateral, or (b) a case or proceeding by or against any Credit Party is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the payment in full of the Senior Debt; or

(2) Written consent from each Original Purchaser to such termination.

The Original Purchasers shall not issue more than one (1) Blockage Notice for Non-Payment Defaults in any period of 365 consecutive days. After the satisfaction of the applicable conditions specified in (A) or (B) above, the Credit Parties shall be permitted to make, and the New Purchasers shall be entitled to receive from the Credit Parties all Permitted Payments (including any Permitted Payments not made by the Credit Parties due to the provisions of this Agreement (“Defaulted Permitted Payments”); provided that if any Credit Party is permitted to make Permitted Payments as a result of the satisfaction of the conditions specified in (A) above,

Defaulted Permitted Payments may not be made prior to the expiration of the Blockage Period for the applicable Blockage Notice if a Payment Default or a Non-Payment Default would occur as a result of or immediately following any such payment).

5. Further, notwithstanding anything to the contrary contained in Section 3, above, after the occurrence and during the continuation of an event of default under the Subordinated Debt, each New Purchaser shall be entitled to accelerate the Subordinated Debt, and exercise its remedies thereunder, but not earlier than one hundred and eighty (180) days after each Original Purchaser has received written certification from such New Purchaser that (1) an event of default has occurred under the agreements evidencing the Subordinated Debt, and (2) such agreement permits an acceleration of the Subordinated Debt as a result of such default; provided, that if, prior to the expiration of such 180-day period, (a) any Original Purchaser has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or realize upon or otherwise deal with the Collateral (a “Senior Debt Enforcement Event”), or (b) a case or proceeding by or against any Credit Party is commenced under the federal Bankruptcy Code or any other insolvency law (an “Insolvency Event”), then such period shall be extended during the continuation of such proceedings and actions until the payment in full of the Senior Debt; and provided, further, that any payment, distribution or other amounts received pursuant to the exercise of such remedies by any New Purchaser shall first be delivered to each Original Purchaser, in the form received, for application to the Senior Debt until the Senior Debt has been repaid in full. Notwithstanding the foregoing, New Purchasers may accelerate the Subordinated Debt at anytime after the earlier to occur of (i) acceleration of the Senior Debt, (ii) a Senior Debt Enforcement Event and (iii) an Insolvency Event (it being understood that any exercise of remedies by the New Purchasers with respect to Subordinated Debt shall be subject to the applicable restrictions set forth in the preceding sentence and elsewhere in this Agreement notwithstanding such acceleration). Following any acceleration of the Subordinated Debt, the New Purchasers shall (x) not vote against or otherwise take any action to oppose any restructuring plan which is supported by any Original Purchaser, (y) reasonably cooperate with each Original Purchaser with respect to such restructuring plan, unless, in either case, such restructuring plan would materially adversely affect the rights or priorities of the New Purchasers under the Subordinated Debt with respect to any creditors other than any Original Purchaser and (z) upon an Insolvency Event, file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of any Credit Party in respect of the Subordinated Debt and will hold in trust for the Original Purchasers and promptly pay over to the Original Purchasers in the form received (except for the endorsement of such New Purchaser where necessary) for application to the then-existing Senior Debt, any and all moneys or other assets received in any such proceedings on account of the Subordinated Debt, unless and until the Senior Debt has been paid in full. If any Original Purchaser desires to permit the use of cash collateral or to provide post-petition financing to Borrower, no New Purchaser shall object to the same nor assert that its interests are not being adequately protected.

6. Each New Purchaser shall promptly deliver to the Original Purchasers in the form received (except for endorsement or assignment by such New Purchaser where required by any Original Purchaser) for application to the Senior Debt any payment, collateral or proceeds received by such New Purchaser with respect to the Subordinated Debt other than in accordance with this Agreement. Until such delivery, each New Purchaser shall hold any such payment, collateral or proceeds in trust for the Original Purchasers. If a New Purchaser exercises any right of setoff which such New Purchaser is not permitted to exercise under the provisions of this Agreement, such New Purchaser will promptly pay over to the Original Purchasers, in immediately available funds, an amount equal to the amount of the claims or obligations offset.

7. Action Concerning Collateral.

(a) Notwithstanding any security interest, lien or encumbrance now held or hereafter acquired by a New Purchaser, the Original Purchasers may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to any Credit Party or the Collateral, all without notice to or consent of any New Purchaser except as specifically required by applicable law.

(b) In addition, and without limiting the generality of the foregoing, if (i) an Event of Default occurs, has occurred and is continuing, (ii) any Credit Party intends to sell or otherwise dispose of any Collateral to an unrelated third party outside the ordinary course of business, (iii) any Original Purchaser has given written notice thereof to the New Purchasers, and (iv) each New Purchaser has failed, within ten (10) days after receipt of such notice, to purchase for cash the Senior Debt for the full amount thereof, each New Purchaser shall be deemed to have consented to such sale or disposition, to have released any security interest, lien or encumbrance it may have in such Collateral (but not in the proceeds thereof) and to have authorized any Original Purchaser or its agents to file partial releases (and any related financing statements such as “in-lieu” financing statements under Part 7 of Article 9 of the Uniform Commercial Code) with respect to such Collateral.

(c) No Original Purchaser shall have any duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall any Original Purchaser be deemed to be the agent of any New Purchaser with respect to the Collateral. All proceeds received by the Original Purchasers with respect to any Collateral may be applied, first, to pay or reimburse the Original Purchasers for all costs and expenses (including reasonable attorneys’ fees) incurred by the Original Purchasers in connection with the collection of such proceeds, and, second, to any Senior Debt secured by the Original Purchasers’ security interest or lien in that Collateral in any order that it may choose.

8. Release.

(a) In consideration of, among other things, the Original Purchasers’ consent to the New Financing, each of the New Purchasers, on behalf of itself and its successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges to the fullest extent permitted by law, and hereby agrees to hold each Releasee (as defined below) harmless from, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages, that any Releasor now has, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against any or all of the Original Purchasers in any capacity and their respective affiliates, shareholders and

“controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, consultants, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Agreement (the “Released Claims”).

(b) In entering into this Agreement, each New Purchaser has consulted with, and been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. This Section 8 shall survive the termination of this Agreement.

(c) Each Releasor acknowledges and agrees that the releases made herein constitute final and complete releases of the Releasees with respect to all Released Claims. Each Releasor expressly acknowledges and agrees that this general release is intended to include in its effect, without limitation, all Released Claims which such Releasor does not know or suspect to exist in his favor at the time hereof, and this general release contemplates the extinguishments of any and all such Released Claims. In this regard, each Releasor expressly waives the provisions of Section 1542 of the California Civil Code, which state:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Furthermore, except as herein provided, each Releasor hereby expressly waives and relinquishes any rights and benefits he may have under other statutes or common law principals of similar effect. Each Releasor understands that the facts under which he gives his full and complete release and discharge of the Principal Releasees may hereafter prove to be different than now known or believed by him and each Releasor accepts and assumes the risk thereof and agrees that his full and complete release and discharge of the Releasees shall remain effective in all respects and not be subject to termination, recission or modification by reason of any such difference in facts.

9. Each New Purchaser acknowledges and agrees that the instruments evidencing the Subordinated Debt shall include a legend stating that the instruments are subject to the terms of this Agreement, and the Credit Parties agree to affix such a legend to such instruments. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interests, liens or other encumbrances that such New Purchaser may have in any property of any Credit Party. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. The New Purchasers are the lawful holders of the instruments and other documents evidencing the Subordinated Debt and have not transferred any interest therein to any other person. No New Purchaser will assign, transfer or pledge to any other person any of the Subordinated Debt, except that a New Purchaser may assign or transfer its portion of the Subordinated Debt to any person or entity so long as, prior to such assignment or transfer, (i) such person executes a Subordination Agreement that is substantially identical to this Agreement (other than changes required as a result of changing a party thereto) and (ii) each Original Purchaser accepts in its sole discretion any requested changes to the existing terms and conditions of this Agreement. No New Purchaser will agree to a discharge or forgiveness of the Subordinated Debt if such discharge or forgiveness would be detrimental to the Original Purchasers as determined by the Original Purchasers in their reasonable discretion.

10. This Agreement shall remain effective for so long as any Credit Party owes any amounts to any Original Purchaser under the Loan Documents or otherwise. If, at any time after payment in full of the Senior Debt, any payments of the Senior Debt must be disgorged by any Original Purchaser for any reason (including, without limitation, the bankruptcy of any Credit Party), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and each New Purchaser shall immediately pay over to the Original Purchasers all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. Subject to the limitation on the principal amount of Senior Debt set forth in Section 2, at any time and from time to time, without notice to the New Purchasers, the Original Purchasers may take such actions with respect to the Senior Debt as the Original Purchasers, in their sole discretion, may deem appropriate, including, without limitation, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral or other property securing the Senior Debt, transferring or otherwise dealing with any property at any time securing payment of Senior Debt or any part thereof, releasing anyone liable in any manner for the payment or collection of Senior Debt or any part thereof, applying any sums received by the Original Purchasers, by whomsoever paid and however realized, to the Senior Debt in such manner as the Original Purchasers shall deem appropriate, and enforcing or failing to enforce any rights against any Credit Party or any other person. No such action or inaction shall impair or otherwise affect the Original Purchasers’ rights hereunder. Each New Purchaser waives the benefits, if any, of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433. Each New Purchaser hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the Original Purchasers’ remedies permitted by applicable law or agreement.

11. This Agreement shall bind any successors or assignees of a New Purchaser and shall benefit any successors or assigns of any Original Purchaser. This Agreement is solely for the benefit of each New Purchaser and each Original Purchaser and not for the benefit of any Credit Party or any other party. Notice of acceptance by each Original Purchaser of this Agreement or of reliance by such Original Purchaser upon this Agreement is hereby waived by each New Purchaser. Each New Purchaser further agrees that if any Credit Party is in the process of refinancing a portion of the Senior Debt with a new lender, and if the Original Purchasers make a request of such New Purchaser, New Purchaser shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

12. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Each New Purchaser and each Original Purchaser submits to the exclusive jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by them in connection with this Agreement may be venued in either the state or federal courts located in the City of Los Angeles. EACH NEW PURCHASER AND EACH ORIGINAL PURCHASER WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

14. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. If the subordination provisions of any instrument evidencing Subordinated Debt conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between each Original Purchaser and each New Purchaser. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of any Original Purchaser to make any future loans or other extensions of credit or financial accommodations to any Credit Party. No New Purchaser is relying on any representations by any Original Purchaser or any Credit Party in entering into this Agreement, and each New Purchaser has kept and will continue to keep itself fully apprised of the financial and other condition of each Credit Party. This Agreement may be amended only by written instrument signed by each New Purchaser and each Original Purchaser. No waiver shall be deemed to be made by any Original Purchaser of any of its rights hereunder unless the same shall be in writing signed on behalf of such Original Purchaser, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of any Original Purchaser or the obligations of each New Purchaser to each Original Purchaser in any other respect at any time.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“ORIGINAL PURCHASERS”	ST. CLOUD CAPITAL PARTNERS, L.P.

	By:	SCGP, LLC
	Its:	General Partner

		By:	/s/ Marshall S. Geller
		Name:	Marshall S. Geller
		Its:	Senior Managing Member

BEDFORD OAK CAPITAL, L.P.

	By:	/s/ Harvey P. Eisen
	Name:	Harvey P. Eisen
	Title:	Chairman and Managing Partner

BEDFORD OAK OFFSHORE, LTD.

	By:	/s/ Harvey P. Eisen
	Name:	Harvey P. Eisen
	Title:	Chairman and Managing Partner

ASPEN VENTURES LLC

	By:	/s/ Fred B. Tarter
	Name:	Fred B. Tarter
	Title:	President

“NEW PURCHASERS”	ANDREW PURCHASE

/s/ Andrew Purchase

S-1

Acknowledgment by Credit Parties

The undersigned, being the Credit Parties referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with each Original Purchaser that it shall make no payment on the Subordinated Debt that each such New Purchaser would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Loan Documents, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Debt effected hereby.

“CREDIT PARTIES”	PROLONG SUPER LUBRICANTS, INC.

	By:	/s/ Elton Alderman
	Name:	Elton Alderman
	Title:	President

PROLONG INTERNATIONAL CORPORATION

	By:	/s/ Elton Alderman
	Name:	Elton Alderman
Title:

PROLONG INTERNATIONAL HOLDINGS LTD.

	By:	/s/ Elton Alderman
	Name:	Elton Alderman
	Title:	Director

PROLONG INTERNATIONAL LTD.

	By:	/s/ Elton Alderman
	Name:	Elton Alderman
	Title:	Director